                  BankAmerica Manufactured Housing Contract Trust
                   Senior/ Subordinate Pass-Through Certificates
                      Series 1996-1, Investor Number 19962001
                     January 1, 1996 through December 31, 1996

                                               Class A-1        Class A-2        Class A-3        Class A-4       Class A-5
                                               ---------        ---------        ---------        ---------       ---------
1996 Distribution Allocable to Principal    $10,306,764.30            $0.00            $0.00            $0.00           $0.00
1996 Distributions Allocable to Interest     $1,545,043.46    $2,013,015.97      $823,644.50    $1,110,062.31   $1,254,438.78
12/31/96 Remaining Principal Balance        $36,822,235.70   $51,893,000.00   $20,316,000.00   $26,068,000.00  $28,483,000.00

                                               Class A-6        Class A-7        Class B-1        Class B-2
                                               ---------        ---------        ---------        ---------
1996 Distributions Allocable to Principal            $0.00            $0.00            $0.00            $0.00
1996 Distributions Allocable to Interest     $1,261,866.69      $950,540.50      $705,645.92      $426,635.72
12/31/96 Remaining Principal Balance        $27,040,000.00   $20,891,000.00   $15,361,000.00    $8,604,417.44

Number and aggregate remaining principal balance of Contracts with payments delinquent:

      Days Delinquent    Number     Aggregate Remaining Principal Balance
      ---------------    ------     -------------------------------------
          31 - 59          136                $3,684,171.43
          60 - 89          29                   $787,779.17
        90 or more         36                   $927,836.03


Aggregate amount of servicing fees and expenses
    payable out of the trust for 1996:                             $1,411,081.10

The number of Contracts that were repurchased
    or replaced during 1996                                                    0

1996 Aggregate Principal Balance of all Contracts
    repossessed or foreclosed upon                                 $3,274,198.71

The balance in the Reserve Account as of 12/31/96                          $0.00

The Reserve Account Draw Amount required to be
    paid during 1996                                                       $0.00


1996 Cumulative Realized Losses                                      $977,510.27

The amount of any outstanding Monthly Advance
    Amount as of 12/31/96                                                  $0.00

1996 amounts deposited to Reserve Account                                  $0.00

The Pool Scheduled Principal Balance as of                           96.5578296%
    December 31, 1996, expressed as a percentage of the Cut-Off Date Pool Principal Balance

The number of Manufactured Homes currently held by the
    Servicer due to repossessions                                             44
    and the aggregate principal balance of the related
    defaulted Contracts                                            $1,305,530.51


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